optionsXpress Announces Executive Promotions to Drive Continued Growth

CHICAGO, IL, March 21, 2007 – optionsXpress Holdings, Inc. (Nasdaq-GS: OXPS) today announced promotions within the Company’s management team. After delivering industry-leading growth and profitability over the last seven years, the Company believes the new management structure will position it best for continued market leadership. All of the changes are effective immediately.

David Fisher has been promoted to President. Fisher has served as the Company’s Chief Financial Officer since August 2004. In that time, he has been a significant contributor to all of the company’s major initiatives including the IPO, the conversion to self-clearing and the acquisition of XpressTrade, LLC. Building on this experience, as President, Fisher will assume the responsibilities of overseeing much of the Company’s day-to-day operations and driving long-term, sustained growth.

The Company has also promoted Adam DeWitt to fill the role of Chief Financial Officer from Vice President of Finance, where he managed financial reporting, budgeting, investor relations and corporate development. DeWitt came to optionsXpress two years ago after spending several years in a similar role at JPMorgan Chase, where he was central in integrating budgeting and financial reporting as well as tracking synergies following the merger with Bank One. In his new role, DeWitt will also be responsible for accounting, treasury, and other finance and administrative functions.

Additionally, the Company is pleased to announce that Ned Bennett, one of the original founders of optionsXpress, will transition from Chief Operating Officer to Executive Vice-Chairman. In his new position, Bennett will continue to play a significant role in setting the strategic direction of the Company while remaining Chief Executive Officer of optionsXpress, Inc., the broker-dealer of optionsXpress Holdings, Inc.

David Kalt, Chief Executive Officer of optionsXpress Holdings commented, “We are excited about these changes to our executive team. David has already made an extraordinary contribution to our success, well beyond his financial role, and this promotion will allow him to drive optionsXpress forward in an even more meaningful way. Together, we believe these changes are part of our evolution as a company, which will help us continue to deliver strong results for our shareholders.”

About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading for the retail investor, offers a comprehensive and innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. Through its subsidiaries optionsXpress, Inc., an online retail brokerage specializing in equity options and futures, and brokersXpress, LLC, an online trading and reporting platform for independent investment professionals, the company provides a wide range of proprietary investor tools, outstanding customer service and competitive commissions that have led to recognition as the leading online brokerage firm by Barron’s in four consecutive annual surveys (2003, 2004, 2005 and 2006) and by Kiplinger’s Personal Finance in 2006.

More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.

Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
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